UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Union Street, Suite, 2000,

Nashville, TN 37219

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code: (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events

On May 7, 2012, Louisiana-Pacific Corporation (the “Company”) announced that it is offering to purchase any and all of the Company’s outstanding 13% Senior Secured Notes due 2017 (the “Notes”) and is soliciting consents to proposed amendments to (1) Indenture dated as of March 10, 2009 (as amended, supplemented or otherwise modified through the date hereof, the “Indenture”) among the Company and certain of its subsidiaries, as guarantors (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), under which the Notes were issued and (2) the related Intercreditor Agreement dated as of March 10, 2009 (the “Intercreditor Agreement”) among the Company, the Guarantors, the Trustee, and Bank of America, N.A., as agent under the Company’s asset-backed revolving credit facility. The proposed amendments would be effected through a supplemental indenture to the Indenture and an amendment to the Intercreditor Agreement.

On May 7, 2012, the Company also announced that it has commenced an offering of $300 million in aggregate principal amount of Senior Notes due 2020.

Copies of the press releases announcing the tender offer and consent solicitation and the debt offering are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. As disclosed in the attached press releases, in connection with the retirement of the Notes, LP expects to record a charge in the second quarter of 2012 of $53.2 million associated with the write off of the remaining unamortized original discount and deferred debt issuance costs associated with such Notes.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit
99.1	Press Release Announcing Tender Offer and Consent Solicitation, dated May 7, 2012
99.2	Press Release Announcing Debt Offering, dated May 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

	By:	/s/ Sallie B. Bailey
Sallie B. Bailey
Executive Vice President and Chief Financial Officer
Date: May 7, 2012

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release Announcing Tender Offer and Consent Solicitation, dated May 7, 2012
99.2	Press Release Announcing Debt Offering, dated May 7, 2012

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